As filed with the Securities and Exchange Commission on June 28, 2004

Registration No. 033-58085

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LOCKHEED MARTIN CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of

Incorporation or Organization)

52-1893632

(I.R.S. Employer Identification No.)

6801 Rockledge Drive

Bethesda, Maryland 20817

(Address of Principal Executive Offices)

Lockheed Martin Corporation Savings and Investment Plan for Hourly Employees

(Full Title of the Plan)

David A. Dedman, Esquire

Associate General Counsel

Lockheed Martin Corporation

6801 Rockledge Drive

Bethesda, Maryland 20817

(Name and address of agent for service)

(301) 897-6000

(Telephone number, including area code, of agent for service)

EXPLANATORY STATEMENT

On March 15, 1995, the Corporation filed a Registration Statement on Form S-8 (Reg. No. 033-58085) (the “Registration Statement”) registering, in the aggregate, 97,756 shares of Lockheed Martin Corporation Common Stock, and an indeterminate number of plan interests, for use in connection with the Lockheed Martin Corporation Savings and Investment Plan for Hourly Employees (the “Plan”).

The Corporation has combined the Plan with the Lockheed Martin Corporation Performance Savings Plan (the “Successor Plan”). As a consequence of this combination, shares of Lockheed Martin Corporation Common Stock previously registered by the Corporation for use in connection with the Plan on the Registration Statement and not already issued will not be issued in connection with the Plan by the Corporation.

Pursuant to the Corporation’s undertakings in the Registration Statement, the Corporation is filing this Post-Effective Amendment No. 1 to the Registration Statement to remove from registration the shares of Lockheed Martin Corporation Common Stock thereunder which will not be issued in connection with the Plan.

Item 8.	Exhibits.

Exhibit No.	Description

24	Powers of Attorney

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-58085 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this the 28th day of June, 2004.

LOCKHEED MARTIN CORPORATION

By:	/s/ David A. Dedman
David A. Dedman
Associate General Counsel

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-58085 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 24th day of June, 2004.

LOCKHEED MARTIN CORPORATION
SAVINGS AND INVESTMENT PLAN FOR HOURLY EMPLOYEES

By:	/s/ John Dierkes
John Dierkes
Vice President, Human Resources Services

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-58085) has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

Signature	Title	Date

/s/ Vance D. Coffman* Vance D. Coffman	Chairman, Director and Chief Executive Officer (Principal Executive Officer)	June 28, 2004

/s/ Christopher E. Kubasik* Christopher E. Kubasik	Senior President and Chief Financial Officer (Principal Financial Officer)	June 28, 2004

/s/ Rajeev Bhalla* Rajeev Bhalla	Vice President and Controller (Principal Accounting Officer)	June 28, 2004

This Registration Statement also has been signed on the date indicated by the following directors, who constitute a majority of the Board of Directors:

E.C. “Pete” Aldridge, Jr.*	Eugene Murphy*
Marcus C. Bennett*	Joseph W. Ralston*
Vance D. Coffman*	Frank Savage*
Gwendolyn S. King*	Anne Stevens*
Douglas H. McCorkindale*	Robert J. Stevens*
Douglas C. Yearley*	James R. Ukropina*

By:	/s/ David A. Dedman	June 28, 2004
*David A. Dedman
(Attorney-in-fact**)

**	By authority of Powers of Attorney filed with this Registration Statement.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

24	Powers of Attorney